Exhibit 4.1

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE	CUSIP
IN THE CITIES OF

PHYSICIANS REALTY TRUST

a Real Estate Investment Trust

Formed under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen**

is the owner of **Zero (0)**

fully paid and nonassessable common shares of beneficial interest, $0.01 par value per share, in:

Physicians Realty Trust

a Maryland real estate investment trust (the “Trust”), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the declaration of trust (the “Declaration of Trust”) and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED

Countersigned and Registered:

Transfer Agent	[SEAL]
and Registrar		John T. Thomas, President and Chief Executive Officer

By:
Authorized Signature		[ ], Secretary

IMPORTANT NOTICE

The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of the Share Ownership Limit unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year); (iii) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons; (iv) no Person may Beneficially Own or Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant (other than a TRS) of the Trust’s real property within the meaning of Section 856(d)(2)(B) of the Code and (v) no Person may Beneficially Own or Constructively Own Equity Shares that would otherwise cause the Trust to fail to qualify as a REIT, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified health care property” (as defined in Section 856(e)(6)(D) of the Code) on behalf of a TRS failing to qualify as such. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares which will or may violate the above restrictions must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN

OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-	as tenants by the entireties		(cust)	(Minor)
JT TEN	-	as joint tenants with right		under Uniform Gifts to
		of survivorship and not as tenants		Minors Act of
in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                      HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                                          (                ) shares of beneficial interest in the Trust represented by this Certificate and do hereby irrevocably constitute

and

appoint                                          attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.